SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2004

Aksys, Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-28290	36-3890205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Marriott Drive,
Lincolnshire, Illinois 60069
(Address of Principal Executive Offices, including Zip Code)

(847) 229-2020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On February 24, 2004, we announced our agreement to settle our pending lawsuit and all other claims against Durus Life Sciences Master Fund Ltd. and other defendants.  A copy of the press release announcing this settlement is attached to this Form 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1         Press Release dated February 24, 2004.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKSYS, LTD.

	By:	/s/ Lawrence D. Damron
Date: February 24, 2004		Name: Lawrence D. Damron
Its: Executive Vice President and Chief Financial Officer